                                                                   EXHIBIT 10.23

(Multicurrency--Cross Border)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT
                  dated as of the 6th day of June, 2000 between

                 CANADIAN IMPERIAL BANK OF COMMERCE ("Party A")

                                       and

                       YOUNG BROADCASTING INC. ("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.


        Copyright (C) 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount, as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


                                        2                          ISDA(R) 1992

      (ii) Liability. If:--

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal. valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


                                       3                            ISDA(R) 1992

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


                                       4                            ISDA(R) 1992
organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or. if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


                                       5                            ISDA(R) 1992
      described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


                                       6                            ISDA(R) 1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

      (i) Illegality. Due to the adoption of, or any chance in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


                                       7                            ISDA(R) 1992

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If:--

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then


                                       8                            ISDA(R) 1992
      continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default:--

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the


                                       9                            ISDA(R) 1992

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties:--

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.


                                       10                           ISDA(R) 1992

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.


                                       11                           ISDA(R) 1992

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

19. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(h) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document


                                       12                           ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any


                                       13                           ISDA(R) 1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction. order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate,

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.


                                       14                           ISDA(R) 1992

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have


                                       15                           ISDA(R) 1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.


                                       16                           ISDA(R) 1992

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market


                                       17                           ISDA(R) 1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CANADIAN IMPERIAL BANK OF COMMERCE              YOUNG BROADCASTING INC.


By: /s/ Wayne J. Halenda                        By: /s/ Stephen Baker
----------------------------------                  ----------------------------

Name:  Wayne J. Halenda                         Name:  Stephen Baker

Title: Vice President                           Title: Vice President/Controller

Date:                                           Date: 7/12/00


By: /s/ John E. Dick                            By: /s/ Stephen Baker
   ----------------------------------               ----------------------------

Name    John E. Dick                            Name: Stephen Baker
        General Manager
Title:  General Manager                         Title: Vice President/Controller

Date:                                           Date: 7/12/00

                                    SCHEDULE
                                     to the
                                Master Agreement
                            Dated as of June 6, 2000
                                     between

                 CANADIAN IMPERIAL BANK OF COMMERCE ("Party A")
                                       and

                       YOUNG BROADCASTING INC. ("Party B")


                                     Part 1

                             Termination Provisions

In this Agreement:

(a) "Specified Entity" means in relation to Party A for the purpose of:

      Section 5(a)(v), Inapplicable
      Section 5(a)(vi), Inapplicable
      Section 5(a)(vii), Inapplicable
      Section 5(b)(iv), Inapplicable

      in relation to Party B for the purpose of:

      Section 5(a)(v), Affiliates
      Section 5(a)(vi), Affiliates
      Section 5(a)(vii), Affiliates
      Section 5(b)(iv), Affiliates

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

If such provisions apply:

"Specified Indebtedness" will have the meaning specified in Section 14 of this Agreement except that such term shall not include obligations in respect of deposits received in the ordinary course of business.

"Threshold Amount" means 3% of shareholders' equity in relation to Party A and USD1,000,000 in relation to Party B, or its equivalent amount in other currencies.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B. Notwithstanding Section 5(b)(iv) of this Agreement, "Credit Event Upon Merger" shall mean, with respect to a party, the occurrence of a Designated Event (as defined below) with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case referred to as "X") and such Designated Event does not constitute an event described in Section 5(a)(viii) but that, in the reasonable opinion of the other party, and after taking into account any applicable Credit Support Document, the ability of X or the resulting, surviving or transferee entity of X to meet the obligations contained in this Agreement or any applicable Credit Support Document (as the case may be) is materially weaker than that of X immediately prior to such action (and, in such event, X will be the Affected Party).

For purposes of this Agreement, a Designated Event with respect to X means that:

            (i) X consolidates, amalgamates or merges with, or transfers all or substantially all its assets to, or receives all or substantially all the assets or obligations of, another entity;

            (ii) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X;

            (iii) X effects any substantial change in its capital structure by means of the issuance or occurrence of debt or preferred stock or other securities convertible into or exchangeable for, debt or preferred stock; or

            (iv) X enters into any agreement providing for any of the foregoing.

(e) The Automatic Early Termination provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payment on Early Termination. For the purpose of Section 6(e) of the
Agreement:

      (i) Market Quotation will apply to this Agreement.

      (ii) The Second Method will apply to this Agreement.

(g) Termination Currency means the currency selected by the Non-defaulting Party or the non-Affected Party or in circumstances where there are two Affected Parties the currency agreed upon by these parties and failing such agreement US Dollars. However the Termination Currency selected by the Non-defaulting Party or the non-Affected Party (i) shall be one of the currencies in which payments in any Terminated Transaction are required to be made and/or (ii) shall be freely available and convertible into at least one of the currencies in which payments are to be made in respect of any Terminated Transaction and otherwise US Dollars.

(h) Additional Event of Default. In addition to the Events of Default specified in Section 5(a), the occurrence at any time of an "Event of Default" under and as defined in the Credit Agreement (as the term "Event of Default" is defined therein) constitutes an Event of Default with respect to Party B. "Credit Agreement" is defined in Part 4(f).

                                     Part 2

                               Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on,

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

      (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of this Agreement; and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representation. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

      (i) The following representation will apply to Party A and will apply to Party B, in relation to a Transaction in which it acts through an Office outside the United States of America:

      It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

            "Specified Treaty" means, with respect to Party A, the Canada-U.S. Income Tax Convention, 1980.

            "Specified Jurisdiction" means, with respect to Party A, the United States of America.

            "Specified Treaty" means, with respect to Party B, the Canada-U.S. Income Tax Convention, 1980.

            "Specified Jurisdiction" means, with respect to Party B, Canada.

      (ii) The following representation will apply to Party A and will not apply to Party B:

            Each payment received or to be received by it in connection with this Agreement relates to the regular business operations of the party (and not to an investment of the party) in the Specified Jurisdiction.

                  If such representation applies, then:

                  "Specified Jurisdiction" means, with respect to Party A, the United States of America.

                  "Specified Jurisdiction" means, with respect to Party B, Canada.

      (iii) The following representation will apply to Party A and will apply to Party B:

            Each payment received or to be received by it in connection with this Agreement will be included in computing its income for purposes of filing with the relevant taxing authorities of the Specified Jurisdiction.

            If such representation applies, then:

                  "Specified Jurisdiction" means, with respect to Party A and Party B, the United States of America.

      (iv) The following representations will apply to Party A and will not apply to Party B in relation to Transactions in which it acts through an Office in England:

            (A) It is entering into each Transaction in the ordinary course of its trade as, and is, either (1) a recognised U.K. bank or (2) a recognised U.K. swaps dealer (in either case (1) or (2), for purposes of the United Kingdom Inland Revenue extra statutory concession C17 on interest and currency swaps dated March 14,
                  1989) and

            (B) It will bring into account payments made and received in respect of each Transaction in computing its income for United Kingdom tax purposes.

                                     Part 3

                         Agreement to Deliver Documents

For the purpose of Section 4(a)(i) or 4(a)(ii) of the Agreement, each party (as specified below) agrees to deliver the following documents:

Party required to   Form/Document/Certificate            Date by which to be            Covered by Section 3(d)
deliver document                                         delivered                      Representation
Party A             Incumbency Certificate               Upon execution and             YES
                                                         delivery of Agreement and,
                                                         if requested, each
                                                         Confirmation

Such document to be in form and substance satisfactory to Party B.

Party B             Incumbency Certificate               Upon execution and             YES
                                                         delivery of Agreement and,
                                                         if requested, each
                                                         Confirmation

Party B             Authorizing Resolution               Upon execution and             YES
                                                         delivery of Agreement and,
                                                         if requested, each
                                                         Confirmation

Party B             Opinion of Counsel                   Upon execution and             NO
                    addressing due authorization,        delivery of Agreement and,
                    capacity, execution, delivery and    if requested. each
                    enforceability                       Confirmation

all of such documents to be in form and substance satisfactory to Party A.

                                     Part 4

                                  Miscellaneous

(a)   Addresses for Notices. For the purpose of Section 12(a):

Addresses for notices or communications to Party A:

with respect to the Master Agreement:

Office:         Toronto, Canada
Address:        161 Bay Street, 11th Floor, BCE Place, Toronto, Ontario,
                Canada M5J 2S8
Attention:      Vice President, Trading Credit Risk Management
Telex No:       065-24116 Answerback: CANBANK TOR
Facsimile No:   416-594-8230     Telephone: 416-594-8047

with respect to Transactions:

Office:         Toronto, Canada
Address:        161 Bay Street, 5th Floor, BCE Place, Toronto, Ontario,
                Canada M5J 2S8
Attention:      Manager, Swap Operations
Telex No:       065-24116 Answerback: CANBANK TOR

Facsimile No:   416-594-7343     Telephone: 416-594-8566

(Only with respect to Transactions through that Office)

Office:         London, England
Address:        Cottons Centre, Cottons Lane, London SE1 2QL, England
Attention:      Head of European Operations
Telex No:       889342 Answerback: CIBC G
Facsimile No:   71-234-6423 Telephone: 71-234-6963

(Only with respect to Transactions through that Office)

Office:         New York, U.S.A.
Address:        425 Lexington Avenue, New York, New York, U.S.A. 10017
Attention:      Manager, Swaps Operations
Telex No:       Answerback:
Facsimile No:   212-856-6699     Telephone: 212-856-4000

(Only with respect to Transactions through that Office)

Address for notices or communications to Party B:

Address:        599 Lexington Avenue, 47th Floor, NY, NY 10022
Attention:      James Morgan, Chief Financial Officer
Facsimile No:   212-758-1229 Telephone: 212-754-7070

(For all purposes)

(b)   Process Agent. For the purpose of Section 13(c) of this Agreement:

            Party A appoints as its Process Agent. None

            Party B appoints as its Process Agent. None

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

            Party A is a Multibranch Party and may act through the following
            Offices: London, U.K.; Toronto, Canada and New York, U.S.A.

            Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f) Credit Support Document. In respect of Party A, not applicable. In respect of Party B:

      Credit Agreement dated as of June 26, 2000 among Party B, the banks and other financial institutions from time to time parties thereunder, Bankers Trust Company, as administrative agent, and First Union National Bank and Party A, as syndication agents, and all documents defined as or referred to as security, collateral or guarantee therein, as the same may from time to time be amended, restated, modified or replaced, and Amended and Restated Credit Agreement dated as of June 26, 2000 among Party B, the banks and other financial institutions from time to time parties thereunder, Bankers Trust Company, as administrative agent, and First Union National Bank and Party A, as syndication agents, and all documents defined as or referred to as security, collateral or guarantee therein, as the same may from time to time be amended, restated, modified or replaced (each a

      "Credit Agreement") (which Credit Agreement and security, collateral, guarantee documents shall individually or collectively be referred to as "Credit Support Document").

      Party B agrees and confirms that if a Credit Agreement shall expire, be cancelled or terminated, the covenants then existing in such Credit Agreement at the time of such expiration, cancellation or termination shall remain in full force and effect and be the covenants which form a part of this Agreement.

(g) Credit Support Provider. In respect of Party A, not applicable. In respect of Party B, any person or entity which provides or is from time to time required to provide a guarantee in respect of Party B's obligations hereunder.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions unless otherwise agreed. Section 2(c)(i) of this Agreement is amended to insert after the words "in the same currency the words "but, in the case of an amount of euros (whether denominated in the euro unit or in a national currency unit) payable on any day on or prior to December 31, 2002, only if stipulated to be payable in the euro unit only or in the same national currency unit."

(j) Affiliate will have the meaning specified in Section 14 of the Agreement except for the purpose of Section 3(c) in which case it will mean any Specified Entity for the purpose of Section 5(a)(v).

                                     Part 5

                                Other Provisions

(a) 1991 ISDA Definitions. Unless otherwise specified in a Confirmation, this Agreement incorporates, and is subject to and governed by, the 1991 ISDA Definitions as supplemented by the 1998 Supplement (the "1991 Definitions"), as published by the International Swaps and Derivatives Association, Inc. Any terms used and not otherwise defined in this Agreement that are contained in the 1991 Definitions shall have the respective meanings specified therein (without regard to any amendments thereto after the date of this Agreement). In the event of any inconsistency between the provisions of this Agreement and the 1991 Definitions, this Agreement will prevail.

(b) Illegality. The "Illegality" provisions Section 5(b)(i) shall be expanded to include the obligation of a party to comply with any directive, direction or similar order issued or given by any government agency or authority with competent jurisdiction (whether or not having the force of law) which prohibits its performance under this Agreement, and in that event such party will be the Affected Party for the purpose of that Section.

(c) Telephonic Recording. Each party consents to the electronic recording of all telephonic conversations between the parties and their trading and marketing personnel and agrees to obtain any necessary consents of, and give any necessary notice of such recording to, such personnel. Each party agrees that any such electronic recordings may be submitted as evidence in any Proceedings. In the event of any dispute between the parties relating to a Transaction, the parties may use electronic recordings between the persons who entered into such Transaction as the preferred evidence of the provisions of such Transaction, despite any writing to the contrary.

(d) No Obligation. Neither party to this Agreement shall be required to enter into any Transaction with the other.

(e) Generic Risk Disclosure Statement. Party B represents to Party A that it has read and understands the Generic Risk Disclosure Statement provided to Party B by Party A.

(f) Party To Rely On Its Own Expertise. Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that in connection with the negotiation of, the entering into, and the confirming of the execution of this Agreement, any Credit

      Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver:

      (i) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other Party to this Agreement, such Credit Support Document, each Transaction or such other documentation, other than the representations expressly set forth in this Agreement, such Credit Support Document and in any Confirmation;

      (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other Party to this Agreement, such Credit Support Document, each Transaction or such other documentation;

      (iii) it has full understanding of all the terms, conditions and risks (economic and otherwise) of the Agreement, such Credit Support Document, each Transaction and such other documentation and is capable of assuming and willing to assume (financially and otherwise) those risks;

      (iv) it is entering into this Agreement, such Credit Support Document, each Transaction and such other documentation for the purposes of managing it borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business;

      (v) it is entering into this Agreement, such Credit Support Document, each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

      (vi) the other party to this Agreement, such Credit Support Document, each Transaction and such other documentation: (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it; (b) has not given to it (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, such Credit Support Document, each Transaction or such other documentation; and (c) has not committed to unwind the Transactions.

(g) Transfer. Section 7 shall be amended by adding the words "which consent shall not be unreasonably withheld" after the word "party" in the third line thereof.

(h)   U.S. Provisions.

      (i) Qualification. Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an "eligible swap participant" as defined in 17 C.F.R. 35.1 and was not formed solely for the purpose of constituting an eligible swap participant;

      (ii) Master Agreement. The parties hereto intend that this Agreement shall be a master agreement, as defined in 11 U.S.C. ss. 101 (53B) and 12 U.S.C. 1821(e)(8)(D)(vii).

(i)   Canada Provisions.

      (i) Equivalency Clause. For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

(j) Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim, provided however, that upon the designation or deemed designation of an Early Termination Date, in addition to and not in limitation of any other remedy (including any right to set-off, counterclaim or otherwise withhold payment) under applicable law, the Non-defaulting Party, the party that is not the Affected Party, if there is only one Affected Party, or either party, if there is more than one Affected Party (any such party, "X") may without prior notice to any person set-off any sum or obligation (whether or not arising under this Agreement) owed or due by the Defaulting Party, the Affected Party, if there is only one Affected Party, or the other party, if there is more than one Affected Party (any such party, "Y") to X against any sum or obligation (whether or not arising under this Agreement, and whether contingent or absolute, matured or unmatured) owed or due by X (the "Original Obligation") to Y. Any such set-off shall automatically satisfy and discharge the Original Obligation to Y and, if the Original Obligation exceeds the sum or obligation to be set off against, the Original Obligation shall be novated and replaced by an obligation to pay to Y only the excess of the Original Obligation over such sum or obligation.

            For this purpose, any amount may be converted by X into the currency in which an other amount is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, the purchase the relevant amount of such currency.

            If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the obligation is ascertained.

            Nothing in this provision shall be effective to create a charge or other security interest.

(k)   EMU - Continuity of Contract

      (a) The parties confirm that, except as provided in subsection (b) below, the occurrence or non-occurrence of an event associated with economic and monetary union in the European Community will not have the effect of altering any term of, or discharging or excusing performance under, the Agreement or any Transaction, give a party the right unilaterally to alter or terminate the Agreement or any Transaction or, in and of itself, give rise to an Event of Default, Termination Event or otherwise be the basis for the effective designation of any Early Termination Date.

      "An event associated with economic and monetary union in the European Community" includes, without limitation, each (and any combination) of the following:

      (i) the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise):

      (ii) the fixing of conversion rates between a member state's currency and the new currency or between the currencies of member states;

      (iii) the substitution of that new currency for the ECU as the unit of account of the European Community;

      (iv) the introduction of that new currency as lawful currency in a member states;

      (v) the withdrawal from legal tender of any currency that, before the introduction of the new currency, was lawful currency in one of the member states; or

      (vi) the disappearance or replacement of a relevant rate option or other price source for the ECU or the national currency of any member state, or the failure of the agreed sponsor (or a successor sponsor) to publish or display a relevant rate, index, price, page or screen.

      (b) Any agreement between the parties that amends or overrides the provisions of this Section in respect of any Transaction will be effective if it is in writing and expressly refers to this Section or to European monetary union or an event associated with economic and monetary union in the European Community and would otherwise be effective in accordance with Section 9(b).

(l) Waiver Jury Trial. To the extent permitted by applicable law, each party hereby waives and agrees to waive the right to trial by jury in any action or proceeding or proceeding instituted with respect to this Agreement or the transactions contemplated hereby.

(m) Pari Passu - Priority. Party B represents to Party A that its payment obligations hereunder rank at all times at least pari passu in all respects with all of its other senior secured obligations (except for those which are preferred by operation of law). This provision shall be construed as part of Section 3 of the Agreement except to the extent that it is a unilateral representation made by Party B.

                                     Part 6
                  FX Transaction and Currency Option Provisions

(a) 1998 FX and Currency Option Definitions. Unless otherwise specified in a Confirmation, this Agreement incorporates, and is subject to and governed by, the 1998 FX and Currency Option Definitions (the "FX Definitions"), as published by the International Swaps and Derivatives Association, Inc. In the event of any inconsistency between the FX Definitions and any other provisions or definitions that are incorporated by reference into this Agreement, the FX Definitions shall prevail with respect to a FX Transaction or a Currency Option Transaction. In the event of any inconsistency between the FX Definitions and the provisions and definitions otherwise contained in this Agreement, those provisions otherwise contained in this Agreement shall prevail.

(b) Confirmations. Any FX Transaction or Currency Option into which the parties may before the date of this Agreement have entered, or may in the future enter, where the relevant Confirmation on its face does not expressly exclude the application of this Agreement, shall (to the extent not otherwise provided for in this Agreement) be subject to, governed by and construed in accordance with this Agreement (in substitution for any existing terms, if any, whether express or implied). Each such FX Transaction and Currency Option shall be a Transaction, and the documents and other confirming evidence (including electronic messages on an electronic messaging service) exchanged between the parties confirming such FX Transaction or Currency Option shall each be a Confirmation (even where not so specified therein), for the purposes of this Agreement.

(c) Payment Instructions. All payments to be made in respect of FX Transactions and Currency Options shall be made in accordance with standing payment instructions provided by the parties (or as otherwise specified in a Confirmation). Any such instructions from a party must be received no later than one Business Day prior to the Value Date or Premium Payment Date (as the case may be) for such Transaction and otherwise be in conformity with standard inter-dealer market practice regarding foreign currency delivery.

(d)   FX Transaction Novation Netting.

      (i) Automatic Novation Netting. In addition to the settlement netting provisions of Section 2(c) of this Agreement, unless otherwise agreed, if the parties enter into an FX Transaction that is governed by this Agreement through a pair of Novation Netting Offices giving rise to an obligation of a party under this Agreement to pay an amount of currency (a "Currency Obligation") on the same date and in the same currency as a then existing Currency Obligation between the same pair of Novation Netting Offices, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be cancelled and simultaneously replaced by a new Currency Obligation for such date determined as follows: the amount of such currency that would otherwise have been payable by each party on such date shall be aggregated and the party with the larger aggregate amount shall have a new Currency Obligation to pay to the other party the amount of such currency by which its aggregate amount exceeds the other party's aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise. This paragraph (d) shall not affect any other Currency Obligation of a party to pay any different currency on the same date. This provision shall apply notwithstanding that either party (i) may fail to send out a Confirmation in respect of any such novation, or (ii) may fail to make changes in any of its books as a result of any such novation.

      (ii) "Novation Netting Office" means, as to either party. the office or offices specified in Part 4, Section A in the Schedule and any other office specified from time to time by one party and agreed to in writing by the other party.

(e)   Currency Option Discharge and Termination

      (i) Automatic Discharge and Termination of Offsetting Options. Unless otherwise agreed, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Options; provided that such termination and discharge may only occur in respect of
            Options:

            (1) each being with respect to the same Put Currency and the same Call Currency;
            (2)   each having the same Expiration Date and Expiration Time;
            (3) each being of the same style, i.e. either both being American Style Options or both being European Style Options;
            (4)   each having the same Strike Price;
            (5) neither of which shall have been exercised by delivery of a Notice of Exercise;

            and, upon occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Options or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e. where the relevant Currency Options are for different amounts of the Currency Pair), the remaining portion of the Currency Option which is partially discharged and terminated shall continue to be a Currency Option for all purposes of this Agreement. This provision shall apply notwithstanding that either party (i) may fail to send out a Confirmation in respect of any such discharge and termination, or (ii) may fail to make changes in any of its books as a result of any such discharge and termination.

      (ii)  Additional Definitions

            (1) "Call Option" means a Currency Option entitling, but not obligating, the Buyer to purchase from the Seller at the Strike Price a specified quantity of the Call Currency.

            (2) "Put Option" means a Currency Option entitling, but not obligating, the Buyer to sell to the Seller at the Strike Price a specified quantity of the Put Currency.

                                     Part 7
                              Commodity Provisions

(a) Incorporation of Definitions. The 1993 ISDA Commodity Derivatives Definitions are incorporated by reference in, and made part of, this Agreement to the same extent as if such Definitions were set forth in full herein.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CANADIAN IMPERIAL BANK OF               YOUNG BROADCASTING INC.
COMMERCE


By: /s/ Wayne J. Halenda                By: /s/ Stephen Baker

Name:    Wayne J. Halenda               Name: Stephen Baker

Title:   Vice President                 Title: Vice President/Controller

Date:                                   Date: 7/12/00


By: /s/ John E. Dick                    By: /s/ Stephen Baker

Name: John E. Dick                      Name: Stephen Baker
      General Manager
Title: General Manager                  Title: Vice President/Controller

Date:                                   Date: 7/12/00

                            CERTIFICATE OF INCUMBENCY

I, VALERIE K. PETTIPAS, Assistant Corporate Secretary of Canadian Imperial Bank of Commerce ("CIBC"), hereby certify as follows:

1. The individual identified below is a duly appointed officer of CIBC and the signature appearing opposite his name is his true facsimile signature, and

2. The individual identified below is duly authorized to execute and deliver documents on behalf of CIBC.

       I.J. Heppell                     /s/ I.J. Heppell
                                     -----------------------

       W.J. Halenda                     /s/ W.J. Halenda
                                     -----------------------

       J.E. Dick                        /s/ J.E. Dick
                                     -----------------------

       A.K. Retzer                      /s/ A.K. Retzer
                                     -----------------------

DATED at Toronto, Ontario this 18th day of March, 1999.


                                                  /s/ Valerie K. Pettipas
                                               -----------------------------
                                               Valerie K. Pettipas
                                               Assistant Corporate Secretary

================================================================================

Date: June 7, 2000

To: Young Broadcasting Inc.,        From: Canadian Imperial Bank of Commerce

Attention: Steve Baker              Contact: Sarvneet Kohli

Phone Number: (212) 754-7070        Phone Number: (212) 855-4413

Facsimile Number: (212) 758-1229    Facsimile Number: (212) 885-4378

Re: CIBC Reference # 380333

================================================================================

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Canadian Imperial Bank of Commerce ("CIBC"), and Young Broadcasting Inc. ("Counterparty") on the Trade Date referred below (the "Transaction"). References herein to a "Transaction" shall be deemed reference to a Swap Transaction for purposes of the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc. ("ISDA"). It constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (the "Definitions") (as supplemented by the 1998 Supplement), as published by the International Swaps and Derivatives Association, inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between CIBC and Counterparty as to the terms of the Transaction to which this Confirmation relates. In addition, CIBC and Counterparty agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement (the "Master Agreement") in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as CIBC and Counterparty will in good faith agree. Upon the execution and delivery by CIBC and Counterparty of that agreement (i) this Confirmation shall supplement, form a part of, and be subject to that agreement and
      (ii) all provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until such execution and delivery, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between CIBC and Counterparty (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if CIBC and Counterparty had executed an agreement in such form (including a Schedule in the form most recently provided to Counterparty by CIBC) on the Trade Date of the first such Transaction between CIBC and Counterparty. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                      USD 136,000,000

Trade Date:                           June 6, 2000

Effective Date:                       January 2, 2002

Termination Date:                     July 2, 2003, subject to adjustment in
                                      accordance with the Modified Following
                                      Business Day

                                      Convention.

FIXED AMOUNTS:
Fixed Rate Payer:                     Counterparty

Fixed Rate Payer Payment Dates:       April 2, 2002, July 2, 2002, October 2,
                                      2002 and January 2, 2003, subject to
                                      adjustment in accordance with the Modified
                                      Following Business Day Convention.

Fixed Rate:                           7.25%

Fixed Rate Day Count Fraction:        Actual/360

FLOATING AMOUNTS:

Floating Rate Payer:                  CIBC

Floating Rate Payer Payment Dates:    April 2, 2002, July 2, 2002, October 2,
                                      2002 and January 2, 2003, subject to
                                      adjustment in accordance with the Modified
                                      Following Business Day Convention.

Floating Rate for initial
Calculation Period:                   To be determined

Floating Rate Option:                 USD-LIBOR-BBA

Designated Maturity:                  3 months

Spread:                               None

Floating Rate Day Count Fraction:     Actual/360

Reset Dates:                          The first Business Day of each Calculation
                                      Period.

Method of Averaging:                  Inapplicable

Compounding:                          Inapplicable

Business Days:                        London, New York

Calculation Agent:                    CIBC

3. ACCOUNT DETAILS:

   Payments to CIBC:

     Account for Payments:            Chase Manhattan Bank New York
                                      For the account of: Canadian Imperial Bank of Commerce, Toronto.
                                      Account No: 544-708-234

   Payments to Counterparty:

     Account for Payments:            Please Advise.

4. OTHER PROVISIONS:

   Transfer:                          Unless otherwise specified in the Master
                                      Agreement neither the Transaction nor any interest or obligation in or under the Transaction may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party. Any purported transfer that is not in compliance with this provision will be void.

   Governing Law:                     The Laws of the State of New York (without
                                      reference to the choice of law doctrine).

5. OFFICES

      (a) The Office of CIBC for the Transaction is 161 Bay Street, 5th Fl. Toronto, Canada M5J 2S8.

      (b) The Office of Counterparty for the Transaction is New York.

6. Broker/Arranger:                   None

7. This Confirmation may be executed in one or more counterparts, either in original or facsimile form, each of which shall constitute an original and all of which together shall constitute one and the same agreement. When executed by the parties through facsimile transmission, this Confirmation shall constitute the original agreement between the parties and the parties hereby adopt the signatures printed by the receiving facsimile machine as the original signatures of the parties.

================================================================================

Entering into a derivative transaction involves certain risks. An identification of the principal risks is provided in the CIBC World Markets Risk Disclosure Statement, which has been delivered to you. If you have not received a copy, please let us know and one will be provided to you. You should always consider those risks in determining whether to enter into derivatives transactions.

Except as if expressly agreed to by you or us in writing, neither of us has acted as advisor to the other with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to the other party's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which each party must evaluate for itself and in reliance on its own professional advisors.

================================================================================

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                      Yours Sincerely,

                                      CANADIAN IMPERIAL BANK OF COMMERCE


                                      By: /s/ Gina S. Ghent
                                         --------------------------------------

                                      Name:  Gina S. Ghent
                                      Title: Executive Director

Confirmed as of the date first written:

YOUNG BROADCASTING INC.


By: /s/ Stephen J. Baker
    ----------------------------------

Name:  Stephen J. Baker
Title: Vice President